EXHIBIT 10.3
XATA CORPORATION
NOTE PURCHASE AGREEMENT
December 4, 2009

Table of Contents

SECTION 1. Authorization of Sale of the Securities	1

SECTION 2. Agreement to Sell and Purchase the Notes	2

SECTION 3. Closing and Delivery	2

3.1 Closing	2
3.2 Delivery of the Notes at the Closing	2

SECTION 4. Representations, Warranties and Covenants of the Company	2

4.1 Organization and Qualification	2
4.2 Capitalization	3
4.3 Authorization of Securities	4
4.4 Governmental Consents	4
4.5 Due Authorization, Execution and Delivery	4
4.6 No Conflicts	5
4.7 Title to Assets	5
4.8 Permits	6
4.9 Legal Actions	6
4.10 Labor	6
4.11 No Violations	6
4.12 Insurance	6
4.13 Company Contracts	6
4.14 SEC Documents	7
4.15 Related Party Transactions	7
4.16 Financial Statements	7
4.17 Receivables	8
4.18 Intellectual Property	8
4.19 Nasdaq Compliance	9
4.20 Taxes	9
4.21 No Integration or General Solicitation	9
4.22 No Registration	10
4.23 No Material Changes	10
4.24 Accounting Controls	10
4.25 Form S-3	11
4.26 No Anti-Dilution Event	11
4.27 Registration Rights	11
4.28 Investment Company Act	11
4.29 Sarbanes-Oxley Act	11
4.30 Audit Committee	12
4.31 Foreign Corrupt Practices Act	12
4.32 Loans to Officers and Directors	12
4.33 Employee Benefits	13
4.34 Nasdaq Listing	13
4.35 Broker’s Fee	13

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4.36 Application of Takeover Protections; Rights Agreement	13
4.37 Complete Disclosure	14

SECTION 5. Representations, Warranties and Covenants of the Purchasers	14

SECTION 6. Survival of Representations, Warranties and Agreements	15

SECTION 7. Closing deliverables	15

7.1 Receipt of Payment	15
7.2 Representations and Warranties of Purchasers Correct	15
7.3 Covenants of Purchasers Performed	15
7.4 Representations and Warranties of the Company Correct	15
7.5 Covenants of the Company Performed	15
7.6 Receipt of Notes	16
7.7 Investor Rights Agreement	16
7.8 Legal Opinion	16
7.9 SVB and PFG Pay-Off Letters	16
7.10 Turnpike Purchase Agreements	16
7.11 Third-Party Consents	16
7.12 Support Agreements	16
7.13 Indemnification Agreement	16
7.14 Voting Agreement	17
7.15 [Intentionally Omitted]	17
7.16 Secretary’s Certificate	17
7.17 Proceedings and Documents	17

SECTION 8. Intentionally Omitted	17

SECTION 9. Registration of the Conversion Shares and the Warrant Shares; Compliance with the Securities Act	17

9.1 Registration Procedures	17
9.2 Transfer of Shares After Registration; Suspension; Damages	23
9.3 Expenses of Registration	25
9.4 Delay of Registration; Furnishing Information	25
9.5 Indemnification	25
9.6 Agreement to Furnish Information	28
9.7 Assignment of Registration Rights	28
9.8 Rule 144 Reporting	29
9.9 S-3 Eligibility	29
9.10 Termination of Registration Rights	30
9.11 Amendment of Registration Rights	30
9.12 Legends	30
9.13 Company Registration	31

SECTION 10. Company Covenants	32

10.1 Reservation of Shares and Common Stock	32
10.2 Subsequent Registration Rights	32

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10.3 Use of Proceeds	32
10.4 Proxy Statement	32
10.5 Shareholders Meeting	33
10.6 Reasonable Best Efforts	34
10.7 Company Board	34
10.8 Specific Performance	34
10.9 Amendment of Existing Agreement	34

SECTION 12. Broker’s Fee	35

SECTION 13. Notices	35

SECTION 14. Miscellaneous	35

14.1 Waivers and Amendments	35
14.2 Headings; Interpretation	36
14.3 Severability	36
14.4 Governing Law	36
14.5 Counterparts	37
14.6 Successors and Assigns	37
14.7 Entire Agreement	37
14.8 Rights of Holders	37
14.9 Payment of Fees and Expenses	37

ATTACHMENTS:

Exhibit A -	Schedule of Purchasers

Exhibit 1-A -	Form of Note

Exhibit 1-B -	Form of Certificate of Designation of Preferences of Series G Preferred Stock

Exhibit 1-C -	Form of Common Stock Warrant

Exhibit 4.5 -	Form of Investor Rights Agreement

Exhibit 7.8 -	Form of Opinion of Company Counsel

Exhibit 7.10 -	Turnpike Equity Purchase Agreements

Exhibit 7.11 -	Third Party Consents

Exhibit 7.12-A -	Form of Support Agreement

Exhibit 7.12-B -	Persons executing Support Agreements

Exhibit 7.13 -	Form of Indemnification Agreement

Exhibit 7.14-A -	Form of Voting Agreement (TCV)

Exhibit 7.14-B -	Form of Amended and Restated Voting Agreement (Trident)

Exhibit 10.3 -	Use of Proceeds

Exhibit 10.4 -	Form of Articles Amendment

Exhibit 10.7 -	Form of Director Indemnification Agreement

Exhibit 10.9 -	Form of Amendment to Stock Purchase Agreement

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NOTE PURCHASE AGREEMENT
     This Note Purchase Agreement (the “Agreement”) is made as of December 4, 2009, by and among Xata Corporation, a Minnesota corporation (the “Company”) and each of those persons and entities, severally and not jointly, listed as a Purchaser on the schedule of purchasers attached as Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”).
RECITALS
     WHEREAS, the parties are entering into this Agreement in order for the Company to raise capital in advance of the Shareholder Approval (as defined below) and for the Purchasers to secure the right to acquire the Preferred Shares (as defined below) and Warrants (as defined below) upon the occurrence of the Shareholder Approval.
AGREEMENT
     In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:
SECTION 1. AUTHORIZATION OF SALE OF THE SECURITIES.
     Subject to the terms and conditions of this Agreement, the Company has authorized (a) the sale and issuance of thirty million and two hundred thousand dollars ($30,200,000.00) aggregate principal amount of notes (the “Notes”) substantially in the form attached hereto as Exhibit l-A, (b) the issuance (subject to obtaining necessary shareholder approval and the taking of other necessary corporate actions specified herein) of shares (the “Preferred Shares”) of a newly created series of its Preferred Stock of the Company having rights, preferences and privileges as set forth in the form of Certificate of Designation of Preferences of Series G Preferred Stock (the “Certificate of Designation”) attached hereto as Exhibit 1-B to be issued upon a Conversion Event (as defined below), (c) the issuance of shares of Common Stock of the Company (the “Common Stock”) to be issued upon conversion of the Preferred Shares (the “Conversion Shares”), (d) the issuance (subject to obtaining necessary shareholder approval and the taking of other necessary corporate actions specified herein) of warrants to purchase shares of Common Stock (the “Warrants”) in the form attached hereto as Exhibit l-C to be issued upon a Conversion Event, and (e) the issuance of shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares” and, together with the Conversion Shares, the “Shares”). The Notes, the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares shall be referred to herein as the “Securities.” As used herein, the term “Conversion Event” shall have the meaning given to such term in the Notes and the term “Conversion Date” shall mean immediately prior to the close of business on the date that a Conversion Event occurs.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE NOTES.
     Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the aggregate principal amount of Notes set forth opposite such Purchaser’s name in the schedule of purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”) at a purchase price equal to 100% of such aggregate principal amount.
SECTION 3. Closing and Delivery.
     3.1 Closing. The closing of the purchase and sale of the Notes to be sold pursuant to this Agreement shall be held at 10:00 am Central time on the date of this Agreement at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, Minneapolis, Minnesota. The date of the closing of the purchase and sale of the Notes is referred to herein as the “Closing Date”, and such closing is referred to as the “Closing.”
     3.2 Delivery of the Notes at the Closing. At the Closing, the Company shall deliver to each Purchaser the Note to be purchased by it in the form of a single Note dated the date of the Closing and registered in such Purchaser’s name, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the account or accounts specified in writing by the Company prior to the Closing Date.
SECTION 4. Representations, Warranties and Covenants of the Company.
     Except as set forth in the Schedule of Exceptions dated as of even date herewith and provided to the Purchasers separately from this Agreement, the Company hereby represents and warrants to, and covenants with, the Purchasers as follows:
     4.1 Organization and Qualification. Each of the Company and each Subsidiary (as defined below) has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with requisite corporate power and authority to own its properties and conduct its business as presently conducted. The Company and each Subsidiary are duly qualified to do business as foreign corporations in good standing in each jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. The Company has furnished representatives of the Purchasers with correct and complete copies of the charter and by-laws of the Company, both as amended and currently in effect. Except as set forth in the Schedule of Exceptions, the Company does not presently own, directly or indirectly, any of the stock or other equity interests in any entity other than GeoLogic Solutions, Inc. (“GeoLogic”). “Subsidiary” shall mean any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company. For the purposes of this Agreement, a “Material Adverse Effect” means with respect to the Company, any change or effect that is or reasonably could be materially adverse to the business, properties, results of operations and condition (financial or other) or anticipated future results of operations or condition (financial or other) of the Company and the Subsidiaries, or that has or reasonably could have a material adverse effect on the transactions contemplated by this Agreement.
     4.2 Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $0.01 per share and 10,000,000 shares of preferred stock, with no stated par value, of which (1) 8,787,994 shares of Common Stock are issued and outstanding (which includes all shares of restricted stock granted pursuant to Company equity incentive plans), (2) 2,250,000 shares of the preferred stock are designated as Series B Preferred Stock, 2,043,793 of which are issued and outstanding, (3) 1,400,000 shares of the preferred stock are designated as Series C Preferred Stock, 1,269,036 of which are issued and outstanding, (4) 1,600,000 shares of the preferred stock are designated as Series D Preferred Stock, 1,566,580 of which are issued and outstanding, (5) 1,400,000 shares of the preferred stock are designated as Series F Preferred Stock, 1,355,857 of which are issued and outstanding, (6) options to purchase 434,000 shares of Common Stock are outstanding under the Company’s 2002 Long Term Incentive and Stock Option Plan and no additional shares of Common Stock are available for issuance pursuant to such plan, (7) options to purchase 1,696,906 shares of Common Stock are outstanding under the Company’s 2007 Long-term Incentive Stock Option Plan and an additional 44,850 shares of Common Stock are available for issuance pursuant to such plan, (8) options to purchase an additional 190,000 shares of Common Stock are outstanding, which options were issued outside of any equity incentive plan of the Company, and (10) 1,941,263 shares of Common Stock have been reserved for issuance upon the exercise of outstanding warrants to purchase Common Stock (excluding the Warrants). In addition to the foregoing, the Company has granted, and there remain outstanding, 380,800 restricted stock units pursuant to Company equity incentive plans. Other than the Series B, Series C, Series D or Series F Preferred Stock, there are no other authorized or designated series of preferred stock. As of the Conversion Date, the Series G Preferred Stock will have the rights, preferences and privileges set forth in the Certificate of Designation. All outstanding shares of the Company have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances created by the Company. Other than (i) as contemplated by this Agreement (including the Investor Rights Agreement), (ii) pursuant to the Company’s articles of incorporation, as amended, (iii) pursuant to the Amended and Restated Investor Rights Agreement, dated February 12, 2009, between the Company and certain affiliates of Trident Capital, Inc. (the “Trident Investor Rights Agreement”), or (iv) under the stock plans described in this Section 4.2(a), and except as described in this Section 4.2, there are no other options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other rights or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. True, correct and complete copies of the Trident Investor Rights Agreement and the stock plans described in this Section 4.2(a) have been provided by the Company to the Purchasers.
          (b) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and is owned of record by the Company, free and clear of any lien, charge, security interest, encumbrance or claim.

     4.3 Authorization of Securities.(a) The Notes have been duly authorized by all necessary corporate action on the part of the Company.
          (b) The issuance of the Preferred Shares upon a Conversion Event has been duly authorized by all necessary corporate action on the part of the Company, subject only to obtaining the Shareholder Approval (as defined in Section 10.4 below). Upon obtaining the Shareholder Approval, the filing of the Articles Amendment (which will include the Certificate of Designation) with the Minnesota Secretary of State in accordance with Section 10.5(b) and delivery of the Preferred Shares to the Purchasers in accordance with the terms of the Notes, the Preferred Shares will have been validly issued and will be fully paid and non-assessable. Thereafter, when the Conversion Shares are delivered in accordance with the Certificate of Designation, the Conversion Shares will have been validly issued and will be fully paid and non-assessable.
          (c) The issuance of the Warrants upon a Conversion Event has been duly authorized by all necessary corporate action on the part of the Company, subject only to obtaining the Shareholder Approval. Upon obtaining the Shareholder Approval and delivery of the Warrants to the Purchasers in accordance with the terms of the Notes, the Warrants will have been validly issued and will be fully paid and non-assessable. Thereafter, when the Warrant Shares are delivered and paid for in accordance with the Warrants, the Warrant Shares will have been validly issued and will be fully paid and non-assessable.
          (d) The issuance of the Securities will not be subject to any preemptive right or any right of refusal or similar right. The Company has, and will have as of the Company Shareholder Meeting, reserved or available to be reserved for issuance a number of shares of Common Stock that equals or exceeds the number of shares of Common Stock issuable upon conversion or exercise of preferred stock and warrants, options and other stock awards to purchase or receive capital stock of the Company outstanding as of immediately prior to the Closing. When the Shareholder Approval shall have been duly obtained, the Company will have reserved for issuance (i) a number of shares of Common Stock that equals or exceeds the number of shares of Common Stock issuable upon conversion or exercise of preferred stock and warrants, options and other stock awards to purchase or receive capital stock of the Company outstanding as of immediately prior to the Closing, plus (ii) the number of Conversion Shares (as of immediately following the issuance of the Preferred Shares pursuant to the Notes), plus (iii) the number of Warrant Shares issuable upon exercise of the Warrants (as of immediately following the issuance of the Warrants pursuant to the Notes).
     4.4 Governmental Consents. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except for the filing of a Form D with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and such similar filings as may be required under state securities laws.
     4.5 Due Authorization, Execution and Delivery. This Agreement, the Investor Rights Agreement attached hereto as Exhibit 4.5 (the “Investor Rights Agreement”) and the Notes have been duly authorized, executed and delivered by the Company and, following a

Conversion Event, the Warrants will have been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its directors and officers necessary for the authorization, execution and delivery of this Agreement, the Investor Rights Agreement, the Notes and the Warrants, the performance of all the Company’s obligations hereunder and thereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Securities has been taken, except only that (i) the Shareholder Approval has not been obtained, and (ii) neither the Certificate of Designation nor Articles Amendment (both of which have been duly approved by the Board of Directors of the Company) has been filed with the Secretary of State of the State of Minnesota, and neither will be so filed unless and until the Shareholder Approval has been duly obtained. This Agreement, the Investor Rights Agreement and the Notes constitute, and the Warrants when issued in accordance with the Notes will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable law or public policy on provisions relating to indemnity or contribution.
     4.6 No Conflicts. The execution, delivery and performance of this Agreement, the Investor Rights Agreement, and the Notes, and the issuance and sale of the Securities as contemplated hereby and thereby, will not conflict with, or result in a breach or violation of (i) any of the terms and provisions of the charter or bylaws of the Company or any Subsidiary, (ii) any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over the Company or any Subsidiary or any of their respective properties, or (iii) any of the terms and provisions of, or constitute a default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject. The Company has full power and authority to authorize, issue and sell the Notes and, subject to receipt of Shareholder Approval, the other Securities, in each case as contemplated by this Agreement, the Notes and the Warrants.
     4.7 Title to Assets. The Company and each Subsidiary have good and marketable title to all real properties and all other properties and assets owned by it that are material to the operation of the business of the Company or each Subsidiary, in each case free from liens (except liens related to the Company’s indebtedness to (a) Silicon Valley Bank under that certain Loan and Security Agreement, dated as of January 31, 2008, among Silicon Valley Bank, the Company and Geologic, as amended on November 20, 2008 (the “SVB Loan Agreement”) and (b) and Partners for Growth II, LP under that certain Loan and Security Agreement, dated as of January 31, 2008, among Partners for Growth II, L.P., the Company and GeoLogic, as amended on November 20, 2008 (the “PFG Loan Agreement”), all of which liens, in the case of both clause (a) and (b), will have been released effective as of the Closing) and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and each Subsidiary hold all leased real and personal property that are material to the operation of their respective businesses under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     4.8 Permits. The Company and each Subsidiary possess all certificates, authorizations and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and to own, lease, license and use their respective properties in the manner so owned, leased, licensed and used, except to the extent that the failure to so possess could not individually or in the aggregate reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Subsidiary would individually or in the aggregate have a Material Adverse Effect.
     4.9 Legal Actions. There are no pending legal, governmental or administrative actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective properties or any director, officer or employee (related to any such person’s services as a director, officer or employee of the Company or any Subsidiary) that, if determined adversely to the Company or the Subsidiary would individually or in the aggregate have a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Investor Rights Agreement, the Notes or the Warrants, or which are otherwise material in the context of the sale of the Securities and, to the knowledge of the Company’s executive officers, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor any Subsidiary has initiated and neither has any plan to initiate any action, suit or proceeding.
     4.10 Labor. No material labor dispute exists or, to the knowledge of the Company’s executive officers, is imminent with respect to any of the employees of the Company or any Subsidiary.
     4.11 No Violations. Neither the Company nor any Subsidiary is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time could reasonably be expected to result in a default by the Company or the Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) in violation of any order of any court, arbitrator, governmental body or self-regulatory organization, or (iii) in violation of any statute, rule or regulation of any governmental authority or self-regulatory organization, including, without limitation, any foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.
     4.12 Insurance. The Company maintains insurance and in such coverage amounts as is customary in the business in which the Company is engaged. The Company believes that such insurance is sufficient against such losses and risks and in such amounts as are reasonably necessary for the business in which the Company is engaged.
     4.13 Company Contracts. Except as filed under the SEC Documents (defined below), neither the Company nor any Subsidiary is a party to any material contract, as such contracts are defined in Item 601(a)(10) of Regulation S-K under the Securities Act (each such contract, a “Company Contract”). To the knowledge of the executive officers of the Company, each Company Contract is valid, binding and in full force and effect and is enforceable by the Company or the Subsidiary in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general equitable principles. As of the date hereof, no party to any such Company Contract has notified the Company or any Subsidiary that it intends to terminate such Company Contract. The Company and each Subsidiary have performed, in all respects, all obligations required to be performed by it to date under the Company Contracts, as amended, and neither the Company nor any Subsidiary is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of the executive officers of the Company, no other party to any of the Company Contracts, as of the date hereof, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except in each case to the extent that such breach or default could not reasonably likely result in a Material Adverse Effect.
     4.14 SEC Documents. Reference is hereby made to all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company or any affiliate of the Company with the SEC since September 30, 2008, including copies of all the exhibits referenced therein (the “SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since September 30, 2008 have been so timely filed and the Company is currently in compliance with its filing obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     4.15 Related Party Transactions. Except as set forth in the SEC Documents (excluding any disclosures in the “risk factors” section or any forward-looking or predictive statements contained therein), none of the officers or directors of the Company and, to the knowledge of the executive officers of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than customary transactions involving reasonable amounts for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the executive officers of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
     4.16 Financial Statements. The financial statements included in the SEC Documents (the “Financial Statements”) present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such Financial Statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except as may be indicated in the audit report or notes to such Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited Financial Statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing. Except as and to the extent disclosed or reserved against in the Financial Statements and the notes thereto, neither the Company nor any Subsidiary has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of its business, other than as disclosed in the SEC Documents (excluding any disclosures in the “risk factors” section or any forward-looking or predictive statements contained therein). The Financial Statements present the Company and all Subsidiaries of the Company on a consolidated basis, to the extent required by GAAP.
     4.17 Receivables. The accounts receivable reflected on the balance sheet of the Company as of June 30, 2009 in the June 30, 2009 Financial Statements represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business and, to the knowledge of the Company, will be collected in full no later than 90 days after the respective date on which each such receivable is due (without any counterclaim or set off).
     4.18 Intellectual Property. The Company and each Subsidiary own or possess, or can acquire on reasonable terms that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, sufficient legal rights to all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) necessary to conduct its business as now operated by it and as currently proposed to be operated by it. To the knowledge of the executive officers of the Company, the methods, products, services, works, technologies, systems and processes employed by the Company to conduct its business do not infringe upon or misappropriate any Intellectual Property Rights of any person or entity anywhere in the world, except for Intellectual Property Rights which the Company can acquire on reasonable terms that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No claims or written notice (i) challenging the validity, effectiveness or ownership by the Company or the Subsidiary of any of the Intellectual Property Rights of the Company or the Subsidiary, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, sale or other manner of commercial exploitation by the Company or the Subsidiary infringes or will infringe on any Intellectual Property Rights of any person or entity have been asserted or, to the knowledge of the executive officers of the Company, are threatened by any person or entity, nor are there, to the knowledge of the executive officers of the Company, any valid grounds for any bona fide claim of any such kind except as can be cured by the Company by procurement of Intellectual Property Rights which the

Company can acquire on reasonable terms that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There has been no material default (nor does any set of circumstances exist that will cause such a default) with respect to any license granting Intellectual Property Rights to the Company or any Subsidiary. No employee or third party is or has been infringing or using without authorization any Intellectual Property Rights of the Company or any Subsidiary. The Company and each Subsidiary use and have used, best efforts to maintain the confidentiality of its trade secrets.
     4.19 Nasdaq Compliance. The Company is in compliance with and will, upon the Closing, be in compliance with the continued listing and maintenance requirements of The Nasdaq Capital Market (“Nasdaq”). Subject to receipt of the Shareholder Approval, the issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares will be in compliance with the continued listing and maintenance requirements of Nasdaq. The Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of Nasdaq; provided, however that the Shareholder Approval must be obtained for the Preferred Shares, Warrants, Conversion Shares and Warrant Shares to be issued in compliance with the rules and regulations of Nasdaq.
     4.20 Taxes.(a) The Company and each Subsidiary have timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and have timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s or any Subsidiary’s tax returns is presently being audited by any taxing authority.
          (b) All “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) to which the Company is a party and which is subject to Section 409A complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in accordance with such requirements during all periods in which Section 409A is applicable. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code. The exercise price of all Company employee stock options is at least equal to the fair market value of the Company Common Stock on the date such options were granted, and the Company has not incurred, and will not incur, any liability under Section 409A of the Code upon the vesting of any such options based on the terms and conditions applicable to the options as of the date of this Agreement.
     4.21 No Integration or General Solicitation. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an “Affiliate”) of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sales of the Securities in a manner that would require the registration under the Securities Act of the Securities; or (b) offered, solicited offers to buy or sold the Securities in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.
     4.22 No Registration. Subject to the accuracy of each of the Purchaser’s representations herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the several Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Company’s issuance of the Securities under applicable state securities laws.
     4.23 No Material Changes. Except as disclosed in the SEC Documents (excluding any disclosures in the “risk factors” section or any forward-looking or predictive statements contained therein), since September 30, 2008, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and stock purchase plans. Except as disclosed in the SEC Documents (excluding any disclosures in the “risk factors” section or any forward-looking or predictive statements contained therein), since September 30, 2008, no material off-balance sheet liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect have been incurred. No material default exists with respect to or under any obligations of the Company or any Subsidiary to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid) and all contractual obligations (whether absolute or contingent) of such entity to repurchase goods sold and distributed or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default. No event that would constitute a Material Adverse Effect to the Company has occurred subsequent to the date of the filing of the Company’s most recently filed Quarterly Report on Form 10-Q.
     4.24 Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recent evaluation of such internal accounting controls, there has been no change in internal control over financial reporting that occurred during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
     4.25 Form S-3. The Company satisfies the requirements for use of Form S-3 for registration of the resale of the Securities as contemplated herein. There exist no facts or circumstances that would prohibit or delay the preparation or initial filing of the Registration Statement. The Company has filed registration statements on Form S-3 covering the registration for resale of the Common Stock issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series F Preferred Stock, and any Common Stock issuable upon exercise of warrants issued in connection therewith (the “Prior Registration Statements”). The Prior Registration Statements are effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Prior Registration Statements or suspending or preventing the use of any related prospectus has been issued by the SEC and no proceedings for the purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC.
     4.26 No Anti-Dilution Event. The issuance of the Securities does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder.
     4.27 Registration Rights. The Company has not granted or agreed to grant any person or entity any rights (including “piggy—back” registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Securities in any registration statement, except for such as have been satisfied or waived.
     4.28 Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Furthermore, in the event that the SEC shall inform the Company that the SEC believes that the Company is an “investment company” as such term is defined in the 1940 Act, the Company shall manage its investments and promptly take such other actions as is reasonably necessary such that the SEC shall no longer consider the Company to be an “investment company” as such term is defined in the 1940 Act.
     4.29 Sarbanes-Oxley Act. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Section 906 and Section 302 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); such certifications contain no qualifications or exceptions to the matters certified therein, except as to knowledge, and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.
     4.30 Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD Rules”) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (1) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.
     4.31 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries has violated the Foreign Corrupt Practices Act. Without limiting the foregoing, neither the Company nor any of its Subsidiaries has, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value to: (a) any person or entitiy who is an official, officer, agent, employee or representative of any governmental body or of any existing or prospective customer (whether government owned or non-government owned); (b) any political party or official thereof; (c) any candidate for political or political party office; or (d) any other person or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate or person or entity affiliated with such customer, political party or official or political office.
     4.32 Loans to Officers and Directors. Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act of 2002.
     4.33 Employee Benefits. Except as set forth in the Schedule of Exceptions, (a) the transactions contemplated by this Agreement and the Notes, (b) the Company’s acquisition of Turnpike Global Technologies, Inc. and Turnpike Global Technologies L.L.C. and any transactions contemplated in connection therewith, and (c) a Change in Control (as such term is defined in Section 4(D) of the Certificate of Designation), will not (either alone, taken together, or upon the occurrence of any additional or subsequent events) constitute an event that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company or any of its Subsidiaries or any Affiliate of the Company.
     4.34 Nasdaq Listing. The Common Stock has been approved for listing subject to notice of issuance on Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on Nasdaq, nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration, listing or quotation. Prior to the issuance of the Preferred Shares and Warrants, the Company shall file with Nasdaq a notice of listing of additional shares or other document required by Nasdaq, if any, for the listing of the Conversion Shares and the Warrant Shares with Nasdaq and shall provide evidence of such filing to the Purchasers upon request. The Company shall use its best efforts to obtain the listing, subject to official notice of issuance, of the Conversion Shares and Warrant Shares on Nasdaq prior to their issuance. So long as the Purchasers beneficially own any Preferred Stock or Common Stock, the Company shall maintain the listing of the Common Stock on Nasdaq or a registered national securities exchange.
     4.35 Broker’s Fee. There are no brokers or finders (and similar agents) entitled to compensation in connection with the sale of the Securities.
     4.36 Application of Takeover Protections; Rights Agreement. The Company’s Board of Directors and a committee of the Company’s Board of Directors composed solely of “disinterested directors” (as defined in Section 673 Subd. 1(d)(3) of the Minnesota Business Corporation Act (the “MBCA”)) has taken all actions necessary under the MBCA, including approving the transactions contemplated by this Agreement, to ensure that Section 302A.673 of the MBCA does not, and will not, apply to the Purchasers as a result of the transactions contemplated by this Agreement, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The restrictions contained in Section 302A.671 of the MBCA applicable to “control share acquisitions” will not apply to the authorization, execution, delivery and performance of this Agreement by the Company or to the acquisition by the Purchasers (as contemplated by this Agreement) of the Notes, Preferred Shares, Conversion Shares, Warrants, or Warrant Shares. No other “fair price,” “moratorium,” or other similar anti-takeover statute or regulation is applicable to the Company or the Purchasers by reason of the participation by the Company or the Purchasers in the transactions contemplated by this Agreement, including without limitation as a result of the

Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulation of beneficial ownership of Common Stock or a change in control of the Company.
     4.37 Complete Disclosure. All information provided to the Purchasers in connection with the transactions contemplated hereby, or contained in this Agreement and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement, are true and complete in all material respects and do not omit to state any material fact or facts necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
SECTION 5. Representations, Warranties and Covenants of the Purchasers.
     Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:
          (a) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of such Purchaser’s purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with such Purchaser’s purchaser representative, all information Purchaser deems relevant in making an informed decision to purchase the Securities.
          (b) Purchaser is acquiring the Securities being acquired by Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5(c).
          (c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.
          (d) Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
          (e) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable law or public policy on provisions relating to indemnity or contribution.
SECTION 6. Survival of Representations, Warranties and Agreements.
          Notwithstanding any investigation made by any party to this Agreement, (i) except as set forth below, all representations and warranties made by the Company and each Purchaser in Section 4 and Section 5 hereof, respectively, shall survive the execution of this Agreement, the delivery to the Purchasers of the Notes being purchased and the payment therefore and the Closing of the other transactions contemplated hereby for a period of two years following the Closing Date and (ii) all covenants and agreements made by the Company and each Purchaser herein, and the representations and warranties made by the Company in Section 4.2, 4.3, 4.5 and 4.6 hereof, shall survive the execution and delivery of this Agreement, the delivery to the Purchasers of the Notes being purchased and the payment therefore and the Closing of the other transactions contemplated hereby, and shall continue in full force and effect indefinitely.
SECTION 7. Closing deliverables.
          The occurrence of the Closing shall be subject to the delivery of each of the following documents and agreements, and the taking of each of the following actions, by the Company and the Purchasers, as applicable, at or prior to the Closing:
     7.1 Receipt of Payment. The Purchasers shall deliver, and the Company shall have received, payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the Notes being purchased by such Purchaser as set forth in the Schedule of Purchasers.
     7.2 Representations and Warranties of Purchasers Correct. The representations and warranties made by each Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.
     7.3 Covenants of Purchasers Performed. All covenants, agreements and conditions contained herein to be performed by each Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.
     7.4 Representations and Warranties of the Company Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.
     7.5 Covenants of the Company Performed. All covenants, agreements and conditions contained herein to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

     7.6 Receipt of Notes. The Company shall issue and deliver, and each Purchaser shall have received, a Note, in the full amount of the purchase price for the Note being purchased by such Purchaser as set forth in the Schedule of Purchasers.
     7.7 Investor Rights Agreement. The Investor Rights Agreement in the form attached hereto as Exhibit 4.5 shall have been executed and delivered by the parties thereto.
     7.8 Legal Opinion. Each Purchaser shall have received a customary opinion, dated the Closing Date, from Faegre & Benson, LLP, counsel for the Company, in the form attached hereto as Exhibit 7.8.
     7.9 SVB and PFG Pay-Off Letters. Each Purchaser shall have received a copy of a letter in form and substance reasonably satisfactory to the Purchasers:
     (a) from Partners for Growth II, L.P. addressed to the Company stating that, upon receipt of payment for all outstanding amounts under the PFG Loan Agreement (which amount shall be included in such letter), (i) the PFG Loan Agreement shall terminate in accordance with the terms thereof, and (ii) the Company is entitled to file UCC-3 termination statements evidencing the release in full of any and all security interests granted to Partners for Growth II, L.P. in connection with the PFG Loan Agreement; and
     (b) from Silicon Valley Bank addressed to the Company stating that, upon receipt of payment for all outstanding amounts under the SVB Loan Agreement (which amount shall be included in such letter), (i) the SVB Loan Agreement shall terminate in accordance with the terms thereof, and (ii) the Company is entitled to file UCC-3 termination statements evidencing the release in full of any and all security interests granted to Silicon Valley Bank in connection with the SVB Loan Agreement.
     7.10 Turnpike Purchase Agreements. The Turnpike Equity Purchase Agreements in the forms attached hereto as Exhibit 7.10 shall have been executed and delivered by the parties thereto, and a copy thereof shall have been delivered to the Purchasers. The Closings (as defined in the Turnpike Equity Purchase Agreements) shall have been consummated simultaneously with the Closing hereunder.
     7.11 Third-Party Consents. Each Purchaser shall have received copies of duly executed consents, in form and substance reasonably satisfactory to the Purchasers, concerning the transactions contemplated by this Agreement from the parties set forth on Exhibit 7.11 hereto.
     7.12 Support Agreements. The Support Agreement in substantially the form attached hereto as Exhibit 7.12-A shall have been executed and delivered by each of the parties listed on Exhibit 7.12-B (together, the “Support Agreements”), and copies thereof shall have been delivered to the Purchasers.
     7.13 Indemnification Agreement. The Indemnification Agreement in the form attached hereto as Exhibit 7.13 shall have been executed and delivered by the parties thereto.

     7.14 Voting Agreement. The Voting Agreements in the forms attached hereto as Exhibit 7.14-A and Exhibit 7.14-B shall have been executed and delivered by the parties thereto.
     7.15 [Intentionally Omitted].
     7.16 Secretary’s Certificate. Each Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of the Company in customary form having attached thereto and cerifying as true, correct and complete each of the following (i) the bylaws of the Company, (ii) the articles of incorporation of the Company, (iii) the resolutions of the Board of Directors of the Company and any committee of the Board of Directors approving the transactions contemplated by this Agreement and the Notes and (iv) good standing certificates with respect to the Company from the applicable authority in Minnesota, dated as of (or reasonably close to) the Closing Date.
     7.17 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall have been reasonably satisfactory in form and substance to each Purchaser.
SECTION 8. Intentionally Omitted.
SECTION 9. Registration of the Conversion Shares and the Warrant Shares; Compliance with the Securities Act.
     9.1 Registration Procedures. The Company is obligated to do the following:
          (a) (i) As soon as is reasonably practicable following the written request (a “Registration Request”) of the holders of a majority of the Registrable Securities (as defined below) subject to this Agreement, calculated on an as-converted, as-exercised basis (the “Majority Holders”) to register all or a portion of such Registrable Securities with the SEC, but in no event later than ninety (90) calendar days after the receipt of such Registration Request (the “Filing Deadline”), the Company shall prepare and file with the SEC a registration statement on Form S-3 (the “Initial Shelf Registration Statement”) (unless the Company is not then eligible to register any securities for resale on Form S-3, in which case on another appropriate form which provide for resale by the Purchasers in accordance with any reasonable method of distribution elected by the Purchasers) to register with the SEC the resale solely by the Purchasers (except to the extent any registration rights granted prior to the date of this Agreement would otherwise require the inclusion of shares of Common Stock owned by another shareholder therein) on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of underwritten offering, block sale or other distribution plan designated by the Majority Holders, from time to time, through Nasdaq or the facilities of any national securities exchange on which the Company’s Common Stock is then traded, or in privately negotiated transactions, of (x) the Conversion Shares, (y) the Warrant Shares, including any shares of Common Stock issued or issuable upon the exercise of any additional Warrants issued to the Purchasers pursuant to the terms of this Section 9, and (z) any Common Stock to be issued as (or issuable upon the conversion or exercise of any Preferred Stock, warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the

Conversion Shares or the Warrant Shares (collectively, the “Registrable Securities”) specified in such Registration Request.
          (ii) Notwithstanding the foregoing, in the event that (A) the Company is not permitted by the SEC to include all of the Registrable Securities specified in such Registration Request in the Initial Shelf Registration Statement under then applicable rules and regulations (including without limitation Rule 415 promulgated under the Securities Act or any successor rule thereto), (B) the inclusion of such Registrable Securities in such Initial Shelf Registration Statement would result in a Purchaser being deemed to be an underwriter in any resale of the Registrable Securities pursuant to the Initial Shelf Registration Statement under then applicable rules and regulations (including without limitation Rule 415 promulgated under the Securities Act or any successor rule thereto) or (C) the Purchasers and the Company otherwise agree, then:
          (x) the Company shall be required to include, and shall include, only such number of Registrable Securities in the Initial Shelf Registration Statement as shall be so permitted, as shall result in all such Purchasers not being deemed to be underwriters with respect thereto or as shall otherwise be so agreed (the “Included Registrable Securities,” and with any Registrable Securities that are not included in such Initial Shelf Registration Statement, the “Excluded Registrable Securities”) and in such event the number of Included Registrable Securities included in the Initial Shelf Registration Statement shall be allocated pro rata among the Purchasers based on the number of Registrable Securities (calculated on an as-converted, as-exercised basis) held by each Purchaser at the date of the initial filing of the Initial Shelf Registration Statement, unless otherwise agreed by the Purchasers; and
          (y) following the filing of the Initial Shelf Registration Statement, upon receipt of any subsequent Registration Request from the Majority Holders, the Company shall prepare and file with the SEC an additional registration statement or registration statements on Form S-3 (unless the Company or the Excluded Registrable Securities are not then eligible to register for resale on Form S-3, in which case on another appropriate form) (a “Subsequent Shelf Registration Statement”) to register with the SEC the resale solely by the Purchasers (except to the extent any registration rights granted prior to the date of this Agreement would otherwise require the inclusion of shares of Common Stock owned by another shareholder therein) of any Excluded Registrable Securities specified in such Registration Request on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, including by way of underwritten offering, block sale or other distribution plan designated by Purchasers holding a majority of the Excluded Registrable Securities, from time to time, through Nasdaq or the facilities of any national securities exchange on which the Company’s Common Stock is then traded, or in privately negotiated transactions, with such filing to occur in no event later than thirty (30) calendar days after the first to occur of (1) the receipt of such Registration Request by the Company, unless the Company is not then permitted by the SEC to include such Excluded Registrable Securities in such Subsequent Shelf Registration Statement or any Purchaser would be deemed to be an underwriter in any resale of such Excluded Registrable Securities pursuant to such Subsequent Shelf Registration Statement, in each case under then applicable rules and regulations (including without limitation Rule 415 promulgated under the Securities Act or any successor rule thereto), or (2) the later of (x) 60 days after all Included Registrable Securities included on the Intial Shelf Registration Statement have been sold by the Purchasers, or (y) six months after the effective date of the Initial Shelf Registration Statement.
          (iii) In addition, at any time following the date that is two (2) years after the Conversion Date, the Company, on no more than two (2) occasions, shall, as soon as is reasonably practicable following receipt of a Registration Request from the Majority Holders but in no event following the Filing Deadline with respect to such Registration Request, prepare and file a registration statement on Form S-1 (or a similar form) to register with the SEC the resale solely by the Purchasers (except to the extent any registration rights granted prior to the date of this Agreement would otherwise require the inclusion of shares of Common Stock owned by another shareholder therein) of Registrable Securities (the “Underwritten Registrable Securities”) by way of an Underwritten Public Offering (as defined below) (in any such case, a “Long-Form Registration Statement”). To the extent any such Long-Form Registration Statement is declared effective by the SEC, any Registration Request under this Section 9.1(a)(iii) shall also count as a request for an Underwritten Public Offering under Section 9.1(j) hereof, and in no event shall the Purchasers be entitled to submit a Registration Request with respect to a Long-Form Registration Statement pursuant to this Section 9.1(a)(iii) in the event that the Purchasers have already made two (2) requests for Underwritten Public Offerings which have been completed (whether such Underwritten Public Offerings are made pursuant to a Long_Form Registration Statement under this Section 9.1(a)(iii) or pursuant to a Shelf Registration Statement).
          (iv) For the purposes of this Agreement, “Registration Statement” shall mean (1) the Initial Shelf Registration Statement, (2) any Subsequent Shelf Registration Statement and (3) any Long-Form Registration Statement, and “Shelf Registration Statement” shall mean (1) the Initial Shelf Registration Statement and (2) any Subsequent Shelf Registration Statement. The Company shall use its best efforts to cause the Initial Shelf Registration Statement and any Long-Form Registration Statement to be declared effective as soon as possible after the date of filing, but in any event prior to one hundred fifty (150) days after the receipt of a Registration Request (the “Effectiveness Deadline”) and the Company shall use its best efforts to cause any Subsequent Registration Statement to be declared effective as soon as possible after the date of filing, but in any event prior to ninety (90) days following the filing date of such Subsequent Registration Statement (the “Subsequent Effectiveness Deadline”).
          (v) Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect any registration pursuant to Section 9.1(a)(iii) or Section 9.1(j) during the period that is sixty (60) days before the Company’s good faith estimate (as determined by a majority of the Board of Directors of the Company) of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration for an underwritten public offering of its equity securities, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and provided, further, that (1) the Company shall only be entitled to rely on this Section 9.1(a)(v) on one (1) occasion and on any and all subsequent occasions must honor the Purchasers’ Registration Request in accordance with this Section 9, (2) all Registrable Securities that the Purchasers’ have requested be included in such registration and underwritten offering pursuant to Section 9.13(a) are so included without any cutback pursuant to Section 9.13(b) and

(3) the Company promptly notify the Purchasers’ in the event it determines not to proceed with such registration.
          (b) If (i) an Initial Shelf Registration Statement covering all of the Registrable Securities, or, if applicable, the Included Registrable Securities, has not been declared effective by the SEC on or prior to the Effectiveness Deadline, or (ii) a Subsequent Shelf Registration Statement, if applicable, covering any Excluded Registrable Securities has not been declared effective by the SEC on or prior to the Subsequent Effectiveness Deadline, then the Company shall issue additional Warrants, with an exercise price of $0.01 per share, to each Purchaser to purchase shares of Common Stock representing three percent (3%) of the Purchaser’s pro rata portion of the number of (x) Registrable Securities or Included Registrable Securities, as applicable, with respect to clause (i) above or (y) Excluded Registrable Securities covered by a Subsequent Shelf Registration Statement with respect to clause (ii) above, as applicable, for each aggregated thirty day period (or portion thereof) after the applicable Effectiveness Deadline or Subsequent Effectiveness Deadline for which such Registration Statement has not been declared effective.
          (c) Not less than five (5) trading days prior to the filing of a Registration Statement or any prospectus contained in a Registration Statement (a “Prospectus”) or any amendment or supplement thereto, the Company shall, (i) furnish to the Purchasers for their review, and a reasonable opportunity to comment, copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference), and (ii) notify each Purchaser in writing of the information the Company requires from each such Purchaser to be included in such Registration Statement. The Company will cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as the Purchasers, or any underwriter, attorney or accountant participating in any resale or underwritten offering of Registrable Securities, shall deem reasonably necessary as soon as practicable after having received such inquiries.
          (d) The Company shall (i) prepare and file with the SEC (x) such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith, and (y) such other filings required by the SEC or as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and (ii) take such other actions, in each case as may be necessary to keep the Registration Statement continuously effective and so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (A) the ninth (9th) anniversary of the date of execution of this Agreement, and (B) such time as legal counsel to the Company delivers a legal opinion to the Purchasers, the Company and the Company’s transfer agent stating that all Registrable Securities then held by the Purchasers can be sold without volume or other restrictions during any and all three-month periods without compliance with the registration requirements of the Securities Act pursuant to Rule 144(b)(1) under the Securities Act (the “Effectiveness Period”). The Company shall not, during the Effectiveness Period, voluntarily take any action that would result in the Purchasers not being able to offer and sell

Registrable Securities during that period, unless such action is taken by the Company in good faith in compliance with Section 9.2(f) below. During the Effectiveness Period, the Company shall supplement and amend any Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement if required by the Securities Act or, with respect to information included in such Registration Statement concerning the Purchasers or their plan of distribution, as reasonably requested by the Purchasers covered by such Registration Statement.
          (e) (i) Furnish to the Purchasers with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement (including pre-effective and post-effective amendments), Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC (“Preliminary Prospectuses”) in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers; and (ii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 9.1(e)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as reasonably possible and will promptly notify the Purchaser pursuant to Section 9.1(e)(i) hereof when the amendment has become effective).
          (f) Notify the Purchasers as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one trading day following the day (i) (A) when the SEC notifies the Company whether there will be a review of a Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Purchasers); and (B) with respect to a Registration Statement or any posteffective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement, such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) File documents required of the Company for normal blue sky clearance in states or jurisdictions reasonably specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.
          (h) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption therefrom) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
          (i) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities, or the conversion of any certificated securities to uncertificated book entry shares, to be delivered to any transferee pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Purchasers may reasonably request.
          (j) In the event the Majority Holders shall deliver written notice to the Company at any time following the date that is two (2) years after the Conversion Date specifying that the sale of not less than 1,000,000 shares of Registrable Securities is intended to be conducted through an underwritten offering (an “Underwritten Public Offering”), whether pursuant to a Shelf Registration Statement or a Long-Form Registration Statement, then the Company agrees (x) to take all actions reasonably required and to cooperate with underwriters and Purchasers in order to effect such Underwritten Public Offering and (y) to, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering and participate and cooperate with the underwriters in connection with any road show or marketing activities customary for an underwritten public offering; provided, that the Purchasers shall only be entitled to require the Company to conduct and participate in an aggregate of two (2) Underwritten Public Offerings which are actually consummated pursuant to the terms of this Section 9.1(j) (whether pursuant to an Underwritten Public Offering that is conducted pursuant to a Long-Form Registration Statements or a Shelf Registration Statement). The Purchasers holding a majority of Registrable Securities to be included in such Underwritten Public Offering shall have the right to select the managing underwriter or underwriters to administer the offering; provided, that such managing underwriter or underwriters shall be reasonably acceptable to the Company. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement in usual and customary form.
          (k) In the event of any Underwritten Public Offering, the Company shall use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters. If the managing underwriter or underwriters of a proposed Underwritten Public Offering advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Underwritten Public Offering exceeds the number which can be sold in such Underwritten Public Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Purchaser shall have requested to be included in such offering, or as otherwise agreed by the Purchasers. If any Purchaser disapproves of the terms of any such underwriting, such Purchaser may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.
          (l) Cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq, if the Common Stock is then listed on Nasdaq, and each other securities exchange on which similar securities issued by the Company are then listed.
          (m) The Company understands that each of the Purchasers disclaims being an underwriter and has no present intention of distributing any of the Registrable Securities or any arrangement or understanding with any other persons regarding the distribution of such Registrable Securities, but any Purchasers being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.
     9.2 Transfer of Shares After Registration; Suspension; Damages.(a) Each Purchaser, severally and not jointly, agrees (i) that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Registrable Securities or otherwise take an action that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in a Registration Statement referred to in Section 9.1 or 9.13 and as described below, (ii) that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities and as reasonably requested by the Company in writing, (iii) that it shall execute such documents in connection with such registration, that are customary for resale registration statements, if any, as the Company may reasonably request, (iv) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement and (v) that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.
          (b) Subject to paragraph (c) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to each Purchaser (a “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Purchaser’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.
          (c) In the event of any Suspension, the Company shall cause the use of the Prospectus so suspended to be resumed as soon as practicable but in any event within thirty (30) days after delivery of the Suspension Notice to Purchasers; provided, however, that Purchasers shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than thirty (30) days each and not more than ninety (90) days in the aggregate in any twelve month period. Notwithstanding the foregoing, if the Company ceases to be eligible to register the Registrable Securities or Included Registrable Securities, as applicable, on Form S-3 and resolution of any Suspension requires the Company to file a post-effective amendment on Form S-1, (i) the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within ninety (90) days after delivery of a Suspension Notice to Purchasers, and (ii) the Purchasers shall not be prohibited from selling Registrable Securities under the amended Registration Statement on Form S-1 as a result of Suspensions on or after the date that the Company ceases to be eligible to register the Registrable Securities on Form S-3 on more than three occasions of not more than thirty (30) days each and not more than ninety (90) days in the aggregate in any twelve month period. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 9.2(c).
          (d) Provided that a Suspension in accordance with paragraphs (b) and (c) of this Section 9.2 is not then in effect, a Purchaser may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus applicable to such registered Securities to the transferee of such Registrable Securities if required by applicable law. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Purchaser and to any other parties requiring such Prospectuses.
          (e) If a Registration Statement ceases to be effective as to, or ceases to be available to the Purchasers with respect to, any Registrable Securities pursuant to subsections (b)

or (c) of Section 9.2 for any reason prior to the expiration of the Effectiveness Period (any such event, a “Registration Default”), then the Company shall issue additional Warrants, with an exercise price of $0.01 per share, to each Purchaser to purchase shares of Common Stock representing two and one-half percent (2 1/2%) of the Purchaser’s pro rata portion of the number of Registrable Securities included in such Registration Statement pursuant to Section 9.1(a) for each aggregated thirty day period (or portion thereof) for which a Registration Default had continued; provided however, that the aggregate number of Warrant Shares issuable upon exercise of Warrants issued to a Purchaser under this subsection (e) shall not in the aggregate exceed ten percent (10%) of the Purchaser’s pro rata portion of the number of Registrable Securities included in such Registration Statement pursuant to Section 9.1(a).
          (f) In the event of any issuance of additional Warrants pursuant to Section 9.1(b) or Section 9.2(e), the Company shall use its reasonable best efforts to take such actions and obtain such approvals (including any shareholder, stock exchange or regulatory approvals) as may be necessary to permit the issuance of such Warrants to such Purchaser in compliance with applicable laws, rules and regulations. In the event that the Company is unable to issue any such Warrants within sixty (60) days following the date on which they would otherwise be issuable hereunder without violating applicable laws, rules or regulations, then the Company shall, in lieu of issuing such Warrants, pay by wire transfer to an account designated by such Purchaser or Purchasers an amount in cash equal to the aggregate Fair Market Value of the shares of Common Stock underlying such Warrant (determined as of the date on which such Warrants would have otherwise been issuable hereunder as if such shares were Warrant Shares subject to the form of Warrant attached hereto as Exhibit l-C), less the aggregate exercise price that would otherwise be applicable to such Warrant pursuant to the terms hereof.
     9.3 Expenses of Registration. Except as specifically provided herein, all expenses incurred by the Company in complying with Section 9 hereof, including, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel to the Purchasers (which shall be in addition to any fees pursuant to Section 14.8 but which shall not exceed $50,000), blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (collectively, the “Registration Expenses”) shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so sold.
     9.4 Delay of Registration; Furnishing Information. The Purchasers shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities and as shall be reasonably requested by the Company in writing. Furthermore, each Purchaser, severally and not jointly, agrees to promptly notify the Company of any changes in the information set forth in a registration statement regarding such Purchaser or its plan of distribution set forth in such registration statement.
     9.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 9.

          (a) The Company will indemnify and hold harmless each Purchaser, the current and former partners, officers, members and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will pay as incurred to each such Purchaser, partner, officer, member, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company; provided, further, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which (i) occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such Registration Statement, prospectus, amendment or supplement by such Purchaser, partner, officer, member, director, underwriter or controlling person of such Purchaser or (ii) based upon a claim that a Preliminary Prospectus contained an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person and the untrue statement contained in or omission from such Preliminary Prospectus was corrected in the final Prospectus (or the Prospectus as amended or supplemented) unless such failure is the result of noncompliance by the Company of Section 9.1(c) or (e) hereof; provided, further, that this indemnification agreement will be in addition to any liability which the Company may otherwise have to the Purchasers or any such partner, officer, member, director, underwriter or controlling person.
          (b) Each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such Registration Statement, prospectus, amendment or supplement is being filed, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act, any underwriter and any other Purchaser selling securities under such registration statement or any of such other Purchaser’s partners, directors, members or officers or any person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Purchaser, or partner, director, member, officer or controlling person of such other Purchaser may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished by such Purchaser specifically for use in connection with such Registration Statement, prospectus, amendment or supplement or (ii) as a result of such Purchaser’s failure to deliver a Prospectus or Prospectus supplement as contemplated by the Securities Act prior to the pertinent sale of shares by such Purchaser; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other person registering shares under such Registration Statement, or partner, officer, member, director or controlling person of such other person registering shares under such Registration Statement in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 9.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the applicable Purchaser, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of such Purchaser from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser; provided, further, that in no event shall any indemnity or contribution under this Section 9.5 exceed in the aggregate the dollar amount by which the net proceeds actually received by such Purchaser from the sale of such Purchaser’s Registrable Securities pursuant to the Registration Statement exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Purchaser has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation.
          (c) Promptly after receipt by an indemnified party under this Section 9.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9.5, unless and to the extent that such failure is materially prejudicial to the indemnifying party’s ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.5. The indemnification set forth in this Section 9.5 shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.
          (d) If the indemnification provided for in this Section 9.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any indemnification or contribution by a Purchaser under this Section 9.5 exceed in the aggregate the dollar amount by which the net proceeds actually received by such Purchaser from the sale of such Purchaser’s Registrable Securities pursuant to the Registration Statement exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Purchaser has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9.5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.5(d). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company and the Purchasers under this Section 9.5 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement.
     9.6 Agreement to Furnish Information.In connection with an underwritten registration in which such Purchaser is participating, each Purchaser agrees to execute and deliver such other customary agreements as may be reasonably requested by the Company or the underwriter, if any. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide such information related to such Purchaser as may be reasonably required and requested by the Company or such representative in writing in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.
     9.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 9 may be assigned (but only with the related obligations) by a Purchaser, provided (i) each transfer to each transferee or designee involves either (X) all Registrable Securities held by such Purchaser, (Y) not less than twenty-five thousand (25,000) shares of Preferred Stock or Registrable Securities, or (Z) an Affiliate or a current or former general or limited partner or member of such Purchaser or any Affiliate (or a spouse, ancestor, lineal descendant or sibling of any of the foregoing who acquires such Registrable Securities by gift, will or intestate succession), (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee, (iii) such transferee or assignee agrees in writing to assume the obligations of this Section 9 and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such shares by the transferee or assignee is restricted under the Securities Act (for purposes of this statement, if the transferee, together with all Affiliated persons is able to sell all of the Restricted Securities held by such transferee pursuant to Rule 144(b)(1) without volume or other restrictions during any and all three-month periods then further disposition will not be deemed to be restricted under the Securities Act). All shares or Registrable Securities transferred by Affiliated persons shall be aggregated together for purposes of determining the availability of any rights in this Section 9. If a person becomes an assignee of any Registrable Securities, including in connection with a distribution of Registrable Securities by a holder of Registrable Securities to its partners or members, after a Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such assignment requesting that such assignee be included as a selling securityholder in the prospectus related to such Registration Statement, and in any event within thirty (30) days after such date, file a supplement to the related prospectus or a post-effective amendment to the Registration Statement and any other required documents with the SEC so that such assignee is named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such assignee to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law.
     9.8 Rule 144 Reporting. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;
          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) So long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     9.9 S-3 Eligibility. The Company will use its best efforts to meet the requirements for the use of Form S-3 for registration of the resale by the Purchasers of the Registrable

Securities. The Company will use its best efforts to file all reports required to be filed by the Company with the SEC in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3. Notwithstanding the foregoing, the Purchasers acknowledge that the Company does not meet the requirements for the use of Form S-3 for any registration of an offering of securities that would be deemed a primary offering by the Company, and nothing contained herein shall obligate the Company to meet such requirements.
     9.10 Termination of Registration Rights. Subject to the rights of transferees under Section 9.7 hereof, the Company’s obligations pursuant to this Section 9 shall terminate with respect to each Purchaser severally upon the earlier of (A) the date that such Purchaser has completed the sale or distribution of all of such Purchaser’s Registrable Securities, (B) the ninth (9th) anniversary of the date of execution of this Agreement, and (C) such time as (i) all Registrable Securities then held by the Purchasers can be sold without volume or other restrictions during any and all three-month periods without compliance with the registration requirements of the Securities Act pursuant to Rule 144(b)(1) under the Securities Act (but only for so long as the shares may be so sold) and (ii) legal counsel to the Company has delivered a legal opinion reasonably satisfactory to the Purchasers to such effect. Following a termination of the Company’s obligations pursuant to the preceding sentence with respect to a Purchaser, any Securities held by such Purchaser shall not be deemed to be Registrable Securities thereafter, and the obligations of such Purchaser pursuant to this Section 9 shall also terminate.
     9.11 Amendment of Registration Rights. Provisions of this Section 9 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Holders. Any amendment or waiver effected in accordance with this Section 9.11 shall be binding upon each Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. In addition, any notice to be given, determination to be made or action to be taken by the Purchasers pursuant to this Section 9 may be so given, made or taken by the Majority Holders and shall be binding upon each Purchaser.
     9.12 Legends. Each certificate representing Shares shall (unless such Shares are then eligible for transfer pursuant to Rule 144(b)(1) under the Securities Act, have been registered pursuant to a Registration Statement or as otherwise permitted under applicable law or the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Nothing in this Section 9.12 or elsewhere in this Agreement shall be deemed to restrict the ability of the holder of any Securities to transfer any such Securities to an Affiliate of such holder, or a current or former general or limited partner or member of such holder or any Affiliate (or a spouse, ancestor, lineal descendant or sibling of any of the foregoing who acquires by gift, will or intestate succession) in compliance with the Securities Act, nor shall any legal opinion be required in connection therewith.
     9.13 Company Registration.(a) If at any time or from time to time the Company shall determine to file a registration statement for an underwritten public offering of its equity securities, either for its own account or the account of others (other than any registration statement filed on a Form S-4, Form S-8 or any successor forms), the Company will (i) promptly give to each Purchaser written notice thereof and (ii) subject to Section 9.13(b) below, include in such registration and underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within 10 days after receipt of such written notice from the Company by any Purchaser.
          (b) The right of any Purchaser to registration pursuant to this Section 9.13 shall be conditioned upon such Purchaser’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Purchaser proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Purchaser’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the stockholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such stockholders, as the case may be). Notwithstanding any other provision of this Section 9.13, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Purchasers of Registrable Securities have exercised their rights under this Section 9.13 advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (i) first, to the Company or to any holder of securities of the Company initiating such registration, up to the total number of securities that the Company or such holder(s), as applicable, has requested to be included in such registration, if any, and (ii) second, and only if all the securities referred to in clause (i) have been included, to the Purchasers and other holders of securities of the Company that have contractual rights to be included in such registration, up to the total number of securities that Purchasers and such holders have requested to be included in such offering, allocated pro rata based upon the number of securities that each of them shall have requested to be included in such offering, and (iii) third, and only if all the securities referred to in clause (ii) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Purchaser disapproves of the terms of any such underwriting, such Purchaser may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Section

9.13, as the case may be, shall have the right to have any registration initiated by it under this Section 9.13 terminated or withdrawn prior to the effectiveness thereof, whether or not any Purchaser has elected to include securities in such registration.
SECTION 10. COMPANY COVENANTS.
     10.1 Reservation of Shares and Common Stock. Following receipt of the Shareholder Approval, the Company will at all times reserve and keep available a sufficient number of shares of Common Stock, solely for issuance and delivery upon the conversion of the Preferred Shares and upon exercise of the Warrants.
     10.2 Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Purchasers herein, without the consent of the Majority Holders.
          (b) In the event of a Change in Control transaction (as such term is defined in Section 4(D) of the Certificate of Designation) involving issuance of an acquiror’s securities (the “Acquisition Securities”) and if such Change in Control transaction provides for the registration of the Acquisition Securities, the Company shall specifically provide in such Change in Control transaction agreements that the Acquisition Securities issued or issuable to the Purchasers shall be included in any such registration of the Acquisition Securities.
     10.3 Use of Proceeds. The Company will apply the proceeds of the sale of the Notes as set forth in Exhibit 10.3, including, on the date of this Agreement, towards payment of all amounts due at the Closings (as defined in the Turnpike Equity Purchase Agreements) of the transactions contemplated by the Turnpike Equity Purchase Agreements and any related expenses, and repayment of all indebtedness and other amounts outstanding under the SVB Loan Agreement and the PFG Loan Agreement.
     10.4 Proxy Statement. Promptly, and in any event within sixty (60) calendar days, after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement (the “Proxy Statement”) in connection with a special or annual meeting of shareholders of the Company (the “Company Shareholders Meeting”) for the purpose of, among other things, obtaining all necessary approvals of the Company’s shareholders to permit the consummation of the transactions contemplated hereby and by the Note (the “Shareholder Approval”), including without limitation (i) approval of an amendment and restatement of the Company’s articles of incorporation in substantially the form attached hereto as Exhibit 10.4 (the “Articles Amendment”), and (ii) all approvals necessary under the rules and regulations of Nasdaq in connection with the issuance of any Securities or otherwise, including approval of the sale and issuance by the Company of the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares to the Purchasers under Nasdaq Listing Rule 5635. The Company shall use all reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to the Company’s shareholders within ninety (90) days following the date of this Agreement.

     10.5 Shareholders Meeting.
          (a) The Company’s board of directors (the “Board”) has determined to recommend that the Company’s shareholders approve of all matters necessary to give the Shareholder Approval, and to include a statement to that effect in the Proxy Statement and in any additional soliciting materials relating to the Company Shareholders Meeting (the “Company Board Recommendation”). The Company will, and will use its best efforts to, within one-hundred twenty (120) days after the date hereof (and in any event no later then the date of the next annual meeting of shareholders of the Company), in accordance with its articles of incorporation and bylaws, and with applicable law (including the Minnesota Business Corporation Act and the rules and regulations of the SEC and the Nasdaq), duly call, give notice of, and convene and hold the Company Shareholders Meeting, regardless of whether the Company Board Recommendation is later withdrawn or modified in a manner adverse to the Purchasers. Except to the extent the Board determines on advice of counsel to be restricted from doing so by its fiduciary duties to the shareholders of the Company under applicable law, (i) the Board will include the Company Board Recommendation in the Proxy Statement and in any additional soliciting materials relating to the Company Shareholders Meeting, and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to the Purchasers, and no resolution by the Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to the Purchasers shall be adopted. The Company will use its best efforts to solicit and obtain the Shareholder Approval.
          (b) For the purpose of causing a Conversion Event, within 2 business days after the date on which the Company receives certification from its transfer agent that, at the Company Shareholder Meeting, the Shareholder Approval was obtained, the Company shall duly file with the Secretary of State of the State of Minnesota the Articles Amendment (which will include the Certificate of Designation). The Company shall use its best efforts to obtain certification of the votes cast at the Company Shareholder Meeting from its transfer agent as promptly as practicable on or following the date of the Company Shareholder Meeting.
          (c) From the date hereof until the conclusion of the Company Shareholders Meeting, the Company shall deal exclusively with the Purchasers with respect to, and will not, directly or indirectly, solicit, negotiate, or encourage, or authorize or enter into any agreement with any party other than the Purchasers and their representatives concerning, any financing transaction similar to the transactions contemplated by this Agreement or the issuance or sale of any debt or equity securities of the Company or any of its subsidiaries (an “Alternative Transaction”) (other than the issuance of (i) shares of Common Stock issued (or deemed to have been issued) upon conversion of Preferred Stock or the exercise of warrants, options or other stock awards, in each case outstanding as of the date of this Agreement or (ii) options or other awards to acquire shares of Common Stock issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that have been approved by the Board and are in effect as of the date of this Agreement). The Company shall, and shall direct each of its representatives to, immediately discontinue any ongoing discussions or negotiations relating to any such transaction, issuance or sale and the Company shall notify the Purchasers promptly of any proposals by any third party with respect to any such transaction, issuance or sale.

     10.6 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and each Purchaser agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and will cooperate fully with the other parties hereto to that end.
     10.7 Company Board. On the Conversion Date, the Company shall have caused Christopher P. Marshall to be appointed to the Company’s Board of Directors as the director designated by the Preferred Stock pursuant to the Certificate of Designation. As of the date of this Agreement, the Company shall have entered into an Indemnification Letter Agreement, in the form attached hereto as Exhibit 10.7, with Mr. Marshall.
     10.8 Specific Performance. The Purchasers and the Company agree that irreparable damage would occur and that the Company and the Purchaser, as applicable, would not have any adequate remedy at law in the event that any of the provisions of Section 9 or this Section 10 were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Purchasers and the Company agree that the Company and the Purchasers, as applicable, shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of such Sections and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.
     10.9 Amendment of Existing Agreement. The Company agrees to use its commercially reasonable efforts to cause all parties to the form of amendment attached as Exhibit 10.9 hereto to execute and deliver such amendment in substantially the form of such exhibit; provided however, that the Company shall be under no obligation to pay any amounts or make other concessions in order to secure such approval.
SECTION 11. Tax Treatment.
     11.1 Tax Treatment of Notes as Forward Contracts. The Company and each Purchaser hereby agree to treat the Notes as prepaid forward contracts for United States federal income tax purposes.
     11.2 Tax Treatment of Preferred Shares. Absent a change in law or Internal Revenue Service practice or a contrary determination (as defined in Section 1313(a) of the Code), each Purchaser and the Company, for United States federal income tax purposes, agree (i) not to treat the Preferred Shares as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 and (ii) not to treat any difference between the purchase price allocated to the Preferred Shares pursuant to Section 10.9 and either the Redemption Price (as defined in Exhibit 1-B) or the liquidation preference (as such term is used in Section 4 of Exhibit 1-B) of the Preferred Shares as generating any deemed distributions of additional Preferred Shares to the Purchaser, and in each case, shall take no tax position inconsistent with such treatment.

SECTION 12. Broker’s Fee. The Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders (and similar agents) entitled to compensation in connection with the sale of the Securities, and shall indemnify each other for any such fees for which they are responsible.
SECTION 13. Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) one business day after the date of confirmed transmission by facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next day delivery, freight prepaid, with written notification of receipt, and addressed as follows:
          (a) if to the Company, to:
XATA Corporation
965 Prairie Center Drive
Eden Prairie, MN 55344
Attention: Chief Financial Officer
Facsimile: 952-641-5848
               with a copy so mailed to:
Faegre & Benson LLP
2200 Wells Fargo Center
Minneapolis, MN 55402
Attention: Michael Coddington
Facsimile: (612) 766-1600
     or to such other person at such other place as the Company shall designate to the Purchasers in accordance with this Section 13; and
          (b) if to any Purchaser, to the address set forth below such Purchaser’s name on the Schedule of Purchasers, or to such other person at such other place as a Purchaser shall designate to the Company in accordance with this Section 13.
SECTION 14. Miscellaneous.
     14.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and (i) prior to the conversion of the Notes, holders of at least a majority of the then outstanding principal amount of Notes then held by Purchasers, or (ii) after the conversion of the Notes, holders of at least a majority of the Series G Preferred Stock (including any shares of Common Stock issued upon conversion of the Series G Preferred Stock) then held by Purchasers. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any right or remedy hereunder on any one occasion by a party hereto shall not be construed as a bar to any right or remedy which such party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. Any notice to be given, determination to be made or action to be taken by the Purchasers hereunder may be so given, made or taken by (i) prior to the conversion of the Notes, holders of at least a majority of the then outstanding principal amount of Notes then held by Purchasers, or (ii) after the conversion of the Notes, holders of at least a majority of the Series G Preferred Stock (including any shares of Common Stock issued upon conversion of the Series G Preferred Stock) then held by Purchasers.
     14.2 Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; and (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.
     14.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     14.4 Governing Law.
          (a) This Agreement shall be governed by and construed in accordance with the corporate laws of the State of Minnesota and, with respect to matters of law other than corporate law, the laws of the State of Minnesota as applied to contracts entered into and performed entirely in Minnesota by Minnesota residents, without regard to conflicts of law principles.
          (b) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT

TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
     14.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
     14.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
     14.7 Entire Agreement. This Agreement, the Investor Rights Agreement, the Notes and the other documents delivered pursuant hereto or thereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement, including the letter of intent executed on October 30, 2009 between the Company and TCV VII, L.P. and TCV VII (A), L.P., are merged in and are superseded and canceled by this Agreement, the Investor Rights Agreement, the Notes and the other documents delivered pursuant hereto or thereto. Except as provided in Section 9.5, this Agreement is not intended to confer upon any person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.
     14.8 Rights of Holders. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.
     14.9 Payment of Fees and Expenses.(a) The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. In addition, the Company shall pay all reasonable fees and expenses incurred or reasonably expected to be incurred by the Purchasers though the Conversion Date or the Maturity Date (as defined in the Notes), as applicable, in an amount not to exceed $300,000, with respect to this Agreement, the Notes and the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and expenses of Latham & Watkins LLP, special counsel for the Purchasers, within five (5) business days following receipt by the Company of one or more invoices therefore.
          (b) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
[Signature page follows]

          In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
COMPANY:
XATA CORPORATION

By:	/s/ Wesley C. Fredenburg
Wesley C. Fredenburg
General Counsel and Secretary
PURCHASERS:
Trident Capital Fund-V, L.P.
Trident Capital Fund-V Affiliates Fund, L.P.
Trident Capital Fund-V Affiliates Fund (Q), L.P.
Trident Capital Fund-V Principals Fund, L.P.
Trident Capital Parallel Fund-V, C.V.
Executed on behalf of the foregoing funds by the undersigned, as an authorized signatory of the respective general partner of each such fund:

/s/ Don Dixon
Name printed: Don Dixon
GW 2001 Fund, L.P.
Executed on behalf of the foregoing fund by the undersigned, as an authorized signatory of the general partner of such fund:

/s/ Eugene Weber
Name printed: Eugene Weber
[Note Purchase Agreement]

PURCHASERS (continued):
TCV VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
	Name:	Frederic D. Fenton
	Title:	Attorney in Fact
TCV VII (A), L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
	Name:	Frederic D. Fenton
	Title:	Attorney in Fact
TCV Member Fund, L.P.
a Cayman Islands exempted limited partnership,
acting by its general partner
Technology Crossover Management VII, Ltd.
a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton
	Name:	Frederic D. Fenton
	Title:	Attorney in Fact
[Note Purchase Agreement]

EXHIBIT A
SCHEDULE OF PURCHASERS

Purchaser	Aggregate Principal Amount of Notes
TCV VII, L.P.	$17,988,828
Technology Crossover Ventures 528 Ramona Street Palo Alto, CA 94301 Attention: Frederic Fenton

TCV VII (A), L.P.	$9,342,024
Technology Crossover Ventures 528 Ramona Street Palo Alto, CA 94301 Attention: Frederic Fenton

TCV Member Fund, L.P.	$169,146
Technology Crossover Ventures 528 Ramona Street Palo Alto, CA 94301 Attention: Frederic Fenton

Trident Capital Fund-V, L.P.	$2,239,591.26
Trident Capital, Inc. 505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301 Attention: Howard Zeprun

Trident Capital Fund-V Affiliates Fund, L.P.	$13,016.43
Trident Capital, Inc. 505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301 Attention: Howard Zeprun

Trident Capital Fund-V Affiliates Fund (Q), L.P.	$12,420.91
Trident Capital, Inc. 505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301 Attention: Howard Zeprun

Trident Capital Fund-V Principals Fund, L.P.	$64,822.02
Trident Capital, Inc. 505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301 Attention: Howard Zeprun

Trident Capital Parallel Fund-V, C.V.	$170,149.38
Trident Capital, Inc. 505 Hamilton Avenue, Suite 200 Palo Alto, CA 94301 Attention: Howard Zeprun

GW 2001 Fund, L.P.	$200,000
Weber Capital Management, LLC 340 Pine Street, Suite 300 San Francisco, CA 94104 Attention: Eugene Weber
TOTAL	$30,199,998